As filed with the U.S. Securities and Exchange Commission on January 28, 2026.

Registration No. 333-292884

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Spring Valley Acquisition Corp. IV

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2100 McKinney Ave., Suite 1675

Dallas, TX 75201

Tel: (214) 308-5230

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Christopher Sorrells
Chief Executive Officer

2100 McKinney Ave., Suite 1675

Dallas, TX 75201

Tel: (214) 308-5230

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Alan Annex, Esq.	Alexandra Low	Michael J. Blankenship
Jason Simon, Esq.	Appleby (Cayman)	Winston & Strawn LLP
Greenberg Traurig, LLP	Ltd. 9 Floor, 60 Nexus Way	800 Capitol Street
1750 Tysons Boulevard, Suite 1000	Camana Bay Grand	Suite 2400
McLean, Virginia 22102	Cayman KY1-1104	Houston, Texas 77002
Tel: (703) 749-1300	Tel.: (345) 949-4900	Tel: (713) 651-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

Spring Valley Acquisition Corp. IV (the “Company”) is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333- 292884) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
1.1 **	Form of Underwriting Agreement
3.1 *	Memorandum and Articles of Association dated October 9, 2025
3.2 **	Form of Amended and Restated Memorandum and Articles of Association
4.1 **	Specimen Unit Certificate
4.2 **	Specimen Class A Ordinary Share Certificate
4.3**	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1 **	Opinion of Appleby (Cayman) Ltd.
5.2 *	Opinion of Greenberg Traurig, LLP
10.1 *	Promissory Note, dated November 7, 2025, issued to Spring Valley Acquisition IV Sponsor, LLC
10.2*	Form of Subscription Agreement, dated October 27, 2025
10.3 **	Form of Letter Agreement among the Registrant, its directors and officers and Spring Valley Acquisition IV Sponsor, LLC
10.4 **	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.5 **	Form of Registration Rights Agreement between the Registrant and certain security holders
10.6 **	Form of Private Placement Warrant Subscription Agreement between the Registrant and Spring Valley Acquisition IV Sponsor, LLC
10.7 **	Form of Private Placement Warrant Subscription Agreement between the Registrant and the Underwriters
10.8 **	Form of Indemnity Agreement
10.9 **	Form of Administrative Services Agreement
14**	Form of Code of Ethics and Business Conduct
23.1 *	Consent of WithumSmith+Brown, PC
23.2 **	Consent of Appleby (Cayman) Ltd., Cayman Islands (included in Exhibit 5.1)
23.3 *	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)
24*	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
99.1 *	Consent of David Buzby
99.2 *	Consent of Debora Frodl
99.3 *	Consent of Richard Thompson
99.4 **	Audit Committee Charter
99.5 **	Compensation Committee Charter
99.6 **	Nominating and Corporate Governance Committee Charter
99.7 **	Clawback Policy
101.INS*	Inline XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

*	Previously filed.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 28th day of January, 2026.

Spring Valley Acquisition Corp. IV

By:	/s/ Christopher Sorrells
	Name:	Christopher Sorrells
	Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Christopher Sorrells	Chairman and Chief Executive Officer (Principal
Christopher Sorrells	Executive Officer)	January 28, 2026

/s/ Jeff Schramm	Chief Financial Officer (Principal Financial and
Jeff Schramm	Accounting Officer)	January 28, 2026

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended registration statement, solely in its capacity as the duly authorized representative of Spring Valley Acquisition Corp. IV, in Dallas, Texas, on the 28th day of January, 2026.

By:	/s/ Christopher Sorrells
	Name:	Christopher Sorrells
	Title:	Chief Executive Officer